Exhibit 23.9

Consent of Christopher Elliott

I consent to the inclusion and/or incorporation by reference in this Registration Statement on Form F-3 of AuRico Gold Inc., which is being filed with the United States Securities and Exchange Commission, of references to my name in and information derived from the following reports and documents:

Sections 14, 15.6, 15.6.1, 20.1, 20.2, 20.4.1, 21.1 -22.4, and 22.6 of the NI 43-101 Technical Report for the Kemess Underground Project, British Columbia, Canada

Dated this 10th day of June, 2013.

/s/ Christopher Elliott
By:	Christopher Elliott, FAusIMM.
Title:	Principal Consultant (Mining)
Company:	SRK Consulting (Canada) Inc.